FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION FILE NO.: 333-172366

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series.  Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates.  Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	commercial mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other commercial mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks.  You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete.  Any representation to the contrary is unlawful.

September 6, 2013

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	22
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	23
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	24
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	24
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	25
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26
State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28

i

We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	28
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	32
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	33
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Exchangeable Certificates	52
Reports to Certificateholders	54
Voting Rights	55
Termination	56
Book-Entry Registration and Definitive Certificates	56

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	59

General	59
Assignment of Mortgage Assets; Repurchases	59
Representations and Warranties; Repurchases	60

Collection Account	61
Collection and Other Servicing Procedures	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	67
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	68
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	69
Servicer Termination Events	70
Rights upon a Servicer Termination Event	70
Amendment	71
List of Certificateholders	71
The Trustee and Certificate Administrator	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	72
Resignation and Removal of the Trustee	72

DESCRIPTION OF CREDIT SUPPORT	73

General	73
Subordinate Certificates	73
Cross-Support Provisions	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Letter of Credit	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	75
Credit Support with Respect to CMBS	75

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	75

General	75
Types of Mortgage Instruments	76
Leases and Rents	76
Personalty	77
Cooperative Loans	77
Junior Mortgages; Rights of Senior Lenders	78
Foreclosure	79
Bankruptcy Laws	83
Environmental Considerations	85
Due-on-Sale and Due-on-Encumbrance	87
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Certain Laws and Regulations; Types of Mortgaged Properties	87
Applicability of Usury Laws	88
Servicemembers Civil Relief Act	88
Americans with Disabilities Act	88
Forfeiture in Drug, RICO and Money Laundering Proceedings	89
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	89

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90

General	90
REMICs	91

Taxation of Owners of REMIC Regular Certificates.	93

Tax Treatment of Exchangeable Certificates	100

Taxation of Owners of REMIC Residual Certificates.	102

Grantor Trusts	117

Characterization of Investments in Grantor Trust Certificates.	118
Taxation of Owners of Grantor Trust Fractional Interest Certificates.	119

STATE AND OTHER TAX CONSEQUENCES	128

ERISA CONSIDERATIONS	128

General	128
Prohibited Transaction Exemptions	129

LEGAL INVESTMENT	132

METHOD OF DISTRIBUTION	132

LEGAL MATTERS	133

FINANCIAL INFORMATION	134

RATINGS	134

GLOSSARY	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates.  The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention:  Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other commercial mortgage-backed securities.  Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders.  All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be.  The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates.  The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.  The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account.  The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations.  Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes.  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund.  The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement.  The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement.  Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate or will be entitled to interest based on the pass-through rates of component interests of a class of offered certificates on the related outstanding principal balance or notional amount.  Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero.  Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable.  The trust fund may be charged interest for any advance.  We will not have any responsibility to make such advances.  One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company.  If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

	●	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the accompanying prospectus supplement so provides.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein and in the accompanying prospectus supplement.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.  In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any commercial mortgage-backed securities included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

●
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties.  The possibility of terrorist attacks on large public areas such as shopping malls or large office buildings in the future could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism.  Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors.  In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●
in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry.  Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time.  Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.  Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund.  Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels.  Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

●
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license.  Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

●	access to transportation; and

●
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities.  A central business district may have an economy which is markedly different from that of a suburb.  The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis.  In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate.  Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services.  Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments.  Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.  Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments.  Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse effect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services.  In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.  Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services.  Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure.  Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states.  The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs.  In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license.  We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●
Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

· If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

●
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses.  The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) commercial mortgage-backed securities (“CMBS”), (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.  As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property.  Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan.  The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other commercial mortgage-backed securities such as CMBS that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.  The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable or may be based on the pass-through rates of component interests of a class of certificates.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses  incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the

Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)      the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)     the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)     the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)     the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)     the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)     the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)      the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)      with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)       the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)       the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)      if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)    any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of a servicer termination event under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing Agreements— Servicer Termination Events”, “—Rights upon a Servicer Termination Event” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates.  Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller.  In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  It is expected that in most cases the warranting party will be the related mortgage loan seller.  However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation.  A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)           all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)           all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)           all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)           any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)            any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)           any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)           all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)         any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)           to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)            all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)           any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)          any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)             to make distributions to the certificateholders on each distribution date;

(ii)            to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)           to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)           to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)            if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)           to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)          to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)         if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)           to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)            to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)           to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)          if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income

Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)         to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)          to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)           to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)          to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)         to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)           either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)           either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account.  The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (“Regulation AB”) that contains the following:

(a)           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)           a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Servicer Termination Events

The servicer termination events for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing servicer termination events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon a Servicer Termination Event

So long as a servicer termination event under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer.  If no servicer termination event under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a

“commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as CMBS, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Exchangeable Certificates.  If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

 Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.

Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  Notwithstanding the foregoing, holders of REMIC IOs may not be entitled to a bad debt loss under section 166 of the Code.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.  You will not be entitled to a loss under Section 166 of the Code if your REMIC regular certificate is an interest-only certificate.

Tax Treatment of Exchangeable Certificates.

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each REMIC regular interest corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the REMIC regular interest corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the

REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on and after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on and after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the certificates, that are outstanding on or before July 1, 2014 are not subject to FATCA, it is not expected that these provisions will apply to payments on the certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the REMIC Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.  Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation.  As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts.  If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans. . .  secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses.  Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses.  Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules.  The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis.  Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis.  Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans.  The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing.  Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—3.8% Medicare Tax on ‘Net Investment Income’” above applies to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.  A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan.  Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.”  For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied.  For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates.  See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which a servicer termination event occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one Exemption Rating Agency and do not result in any certificates receiving a lower credit rating from such Exemption Rating Agency than the current rating.  Each pooling and servicing agreement will be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the related trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one Exemption Rating Agency.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law).  The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one Exemption Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  Each purchaser using assets of one or more plans to purchase any classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.

The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of the offered certificates by an NRSRO less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series.  The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement.  Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC, acting as agent.  If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance.  The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement.  To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the accompanying prospectus supplement that at least one NRSRO shall have rated the certificates not lower than investment grade, that is, in one of the four highest rating categories.

Ratings on CMBS address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on CMBS do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.